Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

April 20, 2017

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    As Representative of the Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Booz Allen Hamilton Inc., a Delaware corporation (the “Company”), a wholly-owned subsidiary of Booz Allen Hamilton Holding Corporation, a Delaware corporation (“Holding Corp.”), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and the other several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2025 (the “Notes”). Merrill Lynch has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of April 25, 2017 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the “Trustee”), and the First Supplemental Indenture, to be dated as of April 25, 2017, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed at the Time of Delivery on a senior unsecured basis, jointly and severally by the entities listed on the signature pages hereof as “Guarantors” (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

The issuance and sale of the Notes, the issuance of the Guarantees and the repayment of certain borrowings under the Company’s existing credit facilities as described in the Pricing Disclosure Package (as defined below) are referred to herein collectively as the “Transactions.”

This Agreement, the Securities and the Indenture (including, where relevant, each of the Base Indenture and the Supplemental Indenture) are referred to herein as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated April 17, 2017 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated April 20, 2017 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale that are deemed to be incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to, and agrees with, each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has offered, solicited offers to buy or sold the Securities by means of any form of general solicitation or general advertising (as those terms are used in Rule 502 under the Securities Act). With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4). The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Company Additional Written Communications. The Company and the Guarantors have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives (other than the Initial Purchasers, in their capacity as such) pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, when executed and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture, have been duly authorized for issuance pursuant to this Agreement and the Indenture and, when the Notes have been duly executed and authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and, when executed and delivered by the Company, the Guarantors and the Trustee in accordance with its terms, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or other ownership interests or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or other ownership interests.

(l) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the caption “Offering Memorandum Summary–Summary Historical Consolidated Financial and Other Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference into the Offering Memorandum. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party, and the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of all liens, equities, encumbrances or claims, except as disclosed in the Offering Memorandum.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document, as applicable, each as amended or restated as of the date hereof, or (ii) in default that, with the giving of notice or lapse of time, would be constitute such a default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s Credit Agreement, dated as of July 31, 2012, as amended), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum will not (i) result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) violate or breach any Existing Instrument and (iii) result in any violation of any applicable law or judgment, order or decree of any federal, state, local, international or foreign governmental authority, or any court, administrative or regulatory agency or commission or other governmental authority (each a “Governmental Entity”) having jurisdiction over the Company or any subsidiary, except, in the case of clauses (ii) and (iii) above, for any such violation or breach that would not result in a Material Adverse Change. No consent, approval, authorization or other order of, or qualification with, any Governmental Entity is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except for (i) such consents, approvals, authorization, orders, qualifications, waivers, amendments or terminations as have been obtained or made as of the Time of Sale, (ii) such consents, approvals, authorizations, orders or qualifications as may be required under securities or Blue Sky laws of the various states in connection with the purchase and resale of the Securities by the Initial Purchasers, or (iii) where the failure to obtain or make any such consent, approval, authorization, order or qualification would not result in a Material Adverse Change or materially and adversely affect the consummation of the Transactions.

(o) No Further Authorizations or Approvals Required. The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their obligations under, this Agreement will not require with respect to the Company or any subsidiary of the Company any license, consent, approval, action, order, authorization, or permit of, or registration, declaration or filing with, any Governmental Entity, including the (i) National Industrial Security Program Operating Manual notification requirements; (ii) notice requirements under International Traffic in Arms Regulations and other export control laws of the United States; and (iii) notification requirements in accordance with the Cost Accounting Standards (as defined in the Federal Acquisition Regulations, 48 CFR Chapter 99), except those that have been obtained or where the failure to obtain such license, consent, approval, action, order, authorization or permit of, or registration, declaration or filing would not result in a Material Adverse Change.

(p) No Material Actions or Proceedings. (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Guarantors, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings disclosed in the Offering Memorandum or proceedings that would not result in a Material Change and would not result in a material adverse change on the power or ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Offering Memorandum.

(q) Investment Company Act. Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not result in a Material Adverse Change.

(s) No Unlawful Contributions or Other Payments. Neither the Company, any of its subsidiaries nor any director or executive officer thereof, nor any affiliates of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has made any unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and, to the Company’s knowledge after due inquiry, the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(t) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and, to the Company’s knowledge after due inquiry, the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) No Conflict with Sanctions Laws. The Company represents that neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s knowledge, any employee, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) except to the extent permitted by OFAC. The Company represents and covenants that for the past five years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Title to Properties. The Company and its subsidiaries do not own any real property and the Company and its subsidiaries have valid title to all personal property owned by them, in each case, that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such liens, encumbrances and defects that would not result in a Material Adverse Change; and, except as disclosed in the Offering Memorandum, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not result in a Material Adverse Change and subject to the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditor’s rights and general equitable principles (whether considered in a proceeding in equity or at law).

(w) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where lack of ownership or possession of such rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(x) No Material Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent except where such dispute would not result in a Material Adverse Change; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its contractors or subcontractors that would result in a Material Adverse Change.

(y) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes in good faith to be prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business except where such failure to renew or obtain similar coverage would not result in a Material Adverse Change.

(z) All Necessary Permits, etc. The Company and its subsidiaries possess all certificates, authorizations, permits and facility clearances and their personnel has security clearances issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their businesses except where failure to obtain such certificates, authorizations, permits and clearances would not reasonably be expected to result in a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, permit or clearance which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(aa) Company’s Accounting System. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (including any corrective actions with regard to significant deficiencies and material weaknesses). There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bb) Disclosure Controls and Procedures. (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and its subsidiaries in the reports the Company files or submits under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(cc) Tax Law Compliance. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not result in a Material Adverse Change) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not result in a Material Adverse Change, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which if determined adversely to the Company or its subsidiaries would result in a Material Adverse Change.

(dd) Reliability and Accuracy of Data. The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate in all material respects or represent the Company’s and the Guarantors’ good faith estimates that are made on the basis of data derived from such sources.

(ee) Accuracy of Summaries. The statements made under the captions “Description of Notes,” “Risk Factors” and “Business—Regulatory” in the Pricing Disclosure Package, under the caption “Part I—Item 3—Legal Proceedings,” as included in the Annual Report on 10-K of Holding Corp. for the year ended March 31, 2016, and under the caption “Part II—Item 1—Legal Proceedings” of Holding Corp.’s quarterly reports on 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ff) ERISA Compliance. Each pension, profit sharing, welfare plan and other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended

(the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; and none of the Company or any subsidiary has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any Plan; except in each case, as would not result in a Material Adverse Change.

(gg) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of Holding Corp. and its consolidated subsidiaries incorporated by reference into the Offering Memorandum and who have delivered the initial letter referred to in Section 5(a) hereof, has advised Holding Corp. and the Company that it is an independent public accounting firm with respect to Holding Corp. within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the rules and regulations thereof.

(hh) No Significant Deficiency or Material Weakness. Except as identified in the Offering Memorandum, since the date of the most recent balance sheet of Holding Corp. and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of Holding Corp., Holding Corp. has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could reasonably be expected to materially adversely affect the ability of Holding Corp. and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of Holding Corp. and each of its subsidiaries.

(ii) Backlog. As of December 31, 2016, the Company’s total backlog was $13.5 million, consisting of funded backlog, unfunded backlog and priced options of $2.8 million, $3.2 million and $7.5 million, respectively, in each case, primarily relating to the Company’s United States government contracting business and calculated in a manner consistent with past practice and the Company’s policies and procedures. All contracts, task orders and options reflected in such total backlog amount were entered into in the ordinary course of business, consistent with past practice.

(jj) No Other Fee or Commission. Other than in connection with this Agreement, there is no investment banker, financial advisor, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any of its subsidiaries which might be entitled to any fee or commission from the transactions contemplated hereby.

(kk) No Non-Competition Agreements. Except as disclosed in the Offering Memorandum, as of the date of this Agreement, neither the Company nor any of its subsidiaries is party to any contract containing covenants that would limit in any material respect the ability of the Company or any of its subsidiaries to (i) engage in any line of business or (ii) compete with any person in any market or line of business.

(ll) No Adverse Government Audit or Non-Audit Review. Except as disclosed in the Offering Memorandum, to the knowledge of the Company and the Guarantors, there is no outstanding allegation of improper or illegal activities arising from any government audit or non-audit review, including without limitation, by the Defense Contract Audit Agency, of the Company or any of its subsidiaries or work performed by the Company or any of its subsidiaries that would result in a Material Adverse Change. Except as disclosed in the Offering Memorandum, to the knowledge of the Company and the Guarantors, there are no pending civil or criminal penalties or administrative sanctions arising from a government audit or non-audit review of the Company or any of its subsidiaries or work performed by the Company or any of its subsidiaries, including, but not limited to, termination of contracts, forfeiture of profits, suspension of payments, fines, or suspension or debarment from doing business with the United States government or any agency thereof that would result in a Material Adverse Change.

(mm) Compliance with Cost Accounting Standards. The Company’s cost accounting system complies with the Cost Accounting Standards (as defined in the Federal Acquisition Regulations, 48 C.F.R. Chapter 99) and, during the past three years, its bids and proposals for government contracts have complied with the Truth in Negotiations Act (as codified at 10 U.S.C. § 2306a and 41 U.S.C. 254b), in each case, except as would not result in a Material Adverse Change.

(nn) No Price Stabilization or Manipulation. None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(oo) Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(pp) Regulations T, U, X. Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company and each Guarantor agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.75% of the principal amount thereof payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 (or such other place as may be agreed to by the Company and Merrill Lynch) at 9:00 a.m. New York City time, on April 25, 2017, or such other time and date as Merrill Lynch shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Merrill Lynch for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Merrill Lynch may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it will offer and sell the Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) through its selling agents, outside the United States, to non-U.S. persons in reliance on Regulation S upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it has no solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Agreements. The Company and each of the Guarantors, jointly and severally, further agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Except as provided for or allowed herein, the Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement for a reasonable period of time prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before using or distributing any Company Additional Written Communication, the Company and the Guarantors will furnish to the Representative a copy of such written communication for review and will not use or distribute any such written communication to which the Representative reasonably objects in a timely manner.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as dealer in any such jurisdiction where it would not otherwise be required to qualify, (ii) take any action that would subject it to general service of process in any such jurisdiction, (iii) make any changes to its certificate of incorporation, bylaws or other organizational document, or any between it and any of its equityholders, or (iv)subject itself to taxation in any such jurisdiction where it is not then subject. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. So long as the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Company will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company or such Affiliate of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company and the Guarantors to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising (as those terms are defined in Rule 502 under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k) No Restricted Resales. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and re-sold in a transaction registered under the Securities Act.

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company and the Guarantors agree to pay, or cause to be paid, all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States and the provinces of Canada (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, including 50% of the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the condition that all representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made are true and correct and to the timely performance by the Company and the Guarantors of their obligations hereunder, and to the satisfaction or waiver, as determined by the Representative in its sole discretion, to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, the independent registered public accounting firm for Holding Corp., a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial statements and certain financial information in the Pricing Disclosure Package. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial statements and certain financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change. For the period from the execution of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any Material Adverse Change, the effect of which, in the judgment of the Representative, makes it impracticable to proceed with the offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(c) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received an opinion of Debevoise & Plimpton LLP, counsel for the Company, dated as of such Closing Date, substantially in the form attached as Exhibit A hereto.

(d) Opinion of Delaware Counsel for the Company. On the Closing Date the Initial Purchasers shall have received an opinion of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel for certain of the Guarantors, substantially in the form attached as Exhibit B hereto.

(e) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by an executive officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) CFO Certificate. The Initial Purchasers shall have received on the date hereof, and on the Closing Date, a certificate addressed to the Initial Purchasers and as of such dates, of Lloyd W. Howell, Jr., Executive Vice President, Chief Financial Officer and Treasurer of the Company, covering certain financial and accounting information in the Pricing Disclosure Package and Final Offering Memorandum, respectively, in form and substance reasonably satisfactory to the Representative.

(h) Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(i) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company and the Guarantors to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN

INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or the Guarantors for any losses, damages or liabilities suffered or incurred by the Company or the Guarantors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage or liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Initial Purchaser, affiliate, director or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated in the Preliminary Offering Memorandum, Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director or controlling person in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage or liability to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage or liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated in the Preliminary Offering Memorandum, Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating or defending, any such loss, claim, damage or liability. The Company and the Guarantors hereby acknowledge that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first and second sentences of the second paragraph, the fourth paragraph and the third and fourth sentences of the seventh paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party has notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the named defendants in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Merrill Lynch (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage or liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise in any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statements as to or any admissions of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is unavailable to or otherwise insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages or liabilities referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the total discounts and commissions received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or materially limited; (ii) a general commercial banking moratorium shall have been declared by any of federal or New York State authorities; (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdictions shall have occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in United States’ or international political, financial or economic conditions, that is material and adverse and, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package. The indemnity and contribution provisions contained in Section 8 and 9 hereof and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Initial Purchasers, any person controlling the Initial Purchasers or any affiliate of the Initial Purchasers or the Company, the Guarantors, their respective officers or directors, or any person controlling the Company or the Guarantors and (c) acceptance of and payment for any of the Securities.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7897

Attention: High Yield Legal Department

with a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

Facsimile: (202) 637-2201

Attention: Rachel W. Sheridan, Esq.

If to the Company or the Guarantors:

Booz Allen Hamilton Inc.

8283 Greensboro Drive

McLean, Virginia 22102

Facsimile: (703) 902-3335

Attention: Chief Financial Officer

with copies to:

Booz Allen Hamilton Inc.

8283 Greensboro Drive

McLean, Virginia 22102

Facsimile: (703) 902-3335

Attention: Chief Legal Officer

and:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 521-7334

Attention: Matthew Kaplan

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure solely to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination, but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. The Company and each of the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BOOZ ALLEN HAMILTON INC.

By:	/s/ LIoyd W. Howell, Jr.
Name: LIoyd W. Howell, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

GUARANTORS

BOOZ ALLEN HAMILTON ENGINEERING
HOLDING CO., LLC

By:	/s/ Laura S. Adams
Name:	Laura S. Adams
Title:	Treasurer

BOOZ ALLEN HAMILTON ENGINEERING SERVICES, LLC

By:	/s/ Laura S. Adams
Name:	Laura S. Adams
Title:	Treasurer

SDI TECHNOLOGY CORPORATION

By:	/s/ Laura S. Adams
Name:	Laura S. Adams
Title:	Treasurer

EGOV HOLDINGS, INC.

By:	/s/ Laura S. Adams
Name:	Laura S. Adams
Title:	Treasurer

AQUILENT, INC.

By:	/s/ Laura S. Adams
Name:	Laura S. Adams
Title:	Treasurer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting on behalf of itself

and as the Representative of

the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Douglas M Ingram
Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$105,000,000.00
J.P. Morgan Securities LLC	61,250,000.00
Goldman, Sachs & Co.	35,000,000.00
SMBC Nikko Securities America, Inc.	35,000,000.00
Wells Fargo Securities, LLC	35,000,000.00
Fifth Third Securities, Inc.	17,500,000.00
Barclays Capital Inc.	17,500,000.00
SunTrust Robinson Humphrey, Inc.	17,500,000.00
MUFG Securities Americas Inc.	8,750,000.00
PNC Capital Markets LLC	8,750,000.00
TD Securities (USA) LLC	8,750,000.00

Total	$350,000,000.00

EXHIBIT A

The Purchase Agreement and each of the Note Documents has been duly executed and delivered by or on behalf of the Company and each Guarantor, as applicable, to the extent, if any, that execution and delivery thereof by the Company and each Guarantor is governed by the laws of the State of New York. Each of the Note Documents constitutes a valid and binding obligation of the Company and each Guarantor, as applicable, enforceable against the Company and each Guarantor, as applicable, in accordance with its terms.

The Notes have been duly executed by the Company to the extent, if any, that execution thereof by the Company is governed by the laws of the State of New York, and, when issued and authenticated on behalf of the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

When the Notes have been issued and authenticated on behalf of the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantee of each Guarantor will constitute a valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

The statements in the Time of Sale Information and the Offering Memorandum under the heading “Description of Notes,” insofar as such statements purport to summarize certain terms of the Note Documents, the Guarantees and the Notes, are accurate in all material respects.

To our knowledge, no consent or authorization of, approval by, notice to or filing with any United States Federal or New York State governmental authority is required under United States Federal or New York State law to be obtained or made on or prior to the date hereof by the Company for the execution and delivery of the Purchase Agreement, the Note Documents and the Notes or the issuance and sale by the Company of the Notes in accordance with the Purchase Agreement, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect; provided, that we express no opinion in this paragraph 5 with respect to United States Federal or state securities laws.

To the Address Listed on Page One	2	April 25, 2017

To our knowledge, no consent or authorization of, approval by, notice to or filing with any United States Federal or New York State governmental authority is required under United States Federal or New York State law to be obtained or made on or prior to the date hereof by any Guarantor for the execution and delivery of the Purchase Agreement and each Note Document or the issuance and sale by any Guarantor of its Guarantee in accordance with the Purchase Agreement, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect; provided, that we express no opinion in this paragraph 6 with respect to United States Federal or state securities laws.

The execution and delivery by the Company of the Purchase Agreement did not, the execution and delivery by the Company of the Notes and the Note Documents will not, and the issuance and sale by the Company of the Notes in accordance with the terms of the Purchase Agreement will not violate (i) to our knowledge, any United States Federal or New York State law, rule or regulation known to us to be applicable to the Company, (ii) any existing judgment, order or decree known to us of any United States Federal or New York State court or other governmental authority known to us to be binding upon the Company or (iii) any contract listed in Schedule C hereto; except, in the case of clauses (i), (ii) and (iii), for such violations that to our knowledge would not have a Material Adverse Effect; provided, that we express no opinion in this paragraph 7 with respect to United States Federal or state securities laws.

The execution and delivery by each Guarantor of the Purchase Agreement did not, the execution and delivery by each Guarantor of each Note Document will not, and the issuance and sale by each Guarantor of its Guarantee in accordance with the terms of the Purchase Agreement will not violate (i) to our knowledge, any United States Federal or New York State law, rule or regulation known to us to be applicable to such Guarantor, (ii) any existing judgment, order or decree known to us of any United States Federal or New York State court or other governmental authority known to us to be binding upon the Company or (iii) any contract listed in Schedule C hereto; except, in the case of clauses (i), (ii) and (iii), for such violations that to our knowledge would not have a Material Adverse Effect; provided, that we express no opinion in this paragraph 8 with respect to United States Federal or state securities laws.

None of the Company or any Guarantor is, and, on the date hereof after giving effect to the offering and sale of the Notes in the manner contemplated in the Purchase Agreement and the Offering Memorandum, will be, required to be registered as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

To the Address Listed on Page One	3	April 25, 2017

Subject to the assumptions, qualifications and limitations set forth in each of the Time of Sale Information and the Offering Memorandum, the statements of United States Federal income tax law under the heading “Certain U.S. Federal Income Tax Considerations” in the Time of Sale Information and the Offering Memorandum are accurate in all material respects.

It is not necessary, in connection with the offer, sale and delivery of the Notes by the Company to the Initial Purchasers and the initial resale of the Notes by the Initial Purchasers to the subsequent purchasers, in accordance with the Purchase Agreement and in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Notes and the Guarantees under the U.S. Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended. We express no opinion as to any subsequent resale thereof.

On the basis of the foregoing, we advise you that no facts have come to our attention that have caused us to believe that (a) the Time of Sale Information, as of 4:00 p.m., New York City time, on April 20, 2017, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (b) the Offering Memorandum, as of the date of the Offering Memorandum and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to (1) the financial statements, the related notes and schedules, and other financial and accounting data or information contained in or omitted from the Time of Sale Information or the Offering Memorandum or (2) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report on internal control over reporting contained in the Time of Sale Information or the Offering Memorandum.

EXHIBIT B

Each Delaware Corporation is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware

Each Delaware LLC is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

Each Delaware Corporation has the requisite corporate power and authority (i) to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder and (ii) to own and operate its property, to lease the property it operates under lease and to conduct the business in which it is currently engaged.

Each Delaware LLC has the requisite limited liability company power and authority (i) to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder and (ii) to own and operate its property, to lease the property it operates under lease and to conduct the business in which it is currently engaged.

Each of the Transaction Documents has been duly authorized, executed and delivered by each Delaware Company party thereto, and the Company has taken all necessary corporate action to authorize the issuance and sale of the Notes on the terms and conditions set forth in the Purchase Agreement.

The Notes have been duly authorized by the Company and each Delaware Company’s guarantee of the Notes pursuant to the Indenture has been duly authorized by such Delaware Company.

The execution and delivery by each Delaware Company of each of the Transaction Documents to which it is a party do not, the performance by each Delaware Company of its obligations thereunder and the consummation of the transactions contemplated by the Transaction Documents will not, and the issuance, sale and guarantee of the Notes will not, violate (i) any provision of the presently effective Governing Documents of each Delaware Company; (ii) any applicable Delaware law, rule or regulation; or (iii) based solely on the Docket Searches, any order, writ, judgment, injunction, decree, determination or award of any Delaware Court.

No authorization, approval or other action by, and no notice to, consent of, or filing with any governmental authority of the State of Delaware and, based solely on the Docket Searches, no order of any Delaware Court, is required in connection with the execution and delivery by any Delaware Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that it has not engaged in and will not engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

Annex I-1